UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2013

OMEGA COMMERCIAL FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On February 8, 2013, Omega Commercial Finance Corporation (“we” “our” “us”) entered into a Standby Equity Purchase Agreement (the “Agreement”) with Lambert Private Equity LLC (“Lambert”).  The Agreement provides us with an equity line whereby we can sell to Lambert, from time-to-time, our shares of common stock up to an aggregate value of $100 million over a thirty-six month period.

Under the terms of the Agreement, once a registration statement becomes effective we will have the right to deliver to Lambert from time-to-time a “Draw Down Notice” stating the dollar amount of common shares we intend to sell to Lambert, up to a maximum of $100 million.  The purchase price of the shares identified in the Draw Down Notice shall be equal to 90% of the lowest daily volume weighted average price of our common stock during the fifteen (15) trading dates following the date of the Draw Down Notice.

We have the option to specify a floor price for any Draw Down Notice.  In the event our shares fall below the floor price, the put will be temporarily suspended.  The put will resume if, during the pricing period for that put, the common stock trades above the floor price.

We have agreed to pay to Lambert a commitment fee of 13,094,014 shares of common stock following execution of the Agreement.  In connection with the Agreement, we granted to Lambert a 5-year Option to Purchase Shares for 25,641,000 shares of our common stock.

We intend to use the proceeds from the sale of common stock pursuant to the Agreement to develop and support operations for our commercial real estate financing subsidiaries, Omega Capital Street LLC, and Omega CRE Group LLC; and for general corporate and working capital purposes.  Our board of directors will also have the discretion to use the funds for purposes it deems to be in our best interest.

There can be no assurance that once we file a registration statement, it will become effective or that we will realize any proceeds from the Agreement.  The Agreement will not be effective until the date a registration statement is declared effective by the SEC.

Item 7.01

Regulation FD Disclosure

On February 11, 2013, we issued the attached press release announcing our entry into the Standby Equity Purchase Agreement described in Item 1.01 hereto.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

10.1 -	Standby Equity Purchase Agreement between Omega Commercial Finance Corporation and Lambert Private Equity LLC dated February 8, 2013.
10.2 -	Option to Purchase Shares.
99.1 -	Press Release dated February 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2013

OMEGA COMMERCIAL FINANCE CORPORATION

By:  /s/ Jon S. Cummings, IV

Name:

Jon S. Cummings, IV

Title:

Chief Executive Officer

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